UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 20, 2025

CBAK ENERGY TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

BAK Industrial Park, Meigui Street

Huayuankou Economic Zone

Dalian, China, 116450

(Address, including zip code, of principal executive offices)

(86)(411)-3918-5985

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CBAT	Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2025, Mr. Yunfei Li advised the Board of Directors (the “Board”) of CBAK Energy Technology, Inc. (the “Company”) of his resignation as a member and the Chairman of the Board, effectively immediately. Mr. Yunfei Li previously stepped down as the Company’s Chief Executive Officer in October 2024, after which he continued to serve as Chairman to support a smooth leadership transition. Having overseen that transition and with the Company on a strong trajectory, Mr. Yunfei Li has chosen to step down from the Board. Mr. Yunfei Li’s decision to resign was due to personal reasons and not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On May 20, 2025, the Board elected Mr. Jiewei Li, the Company’s Chief Financial Officer, as a new director of the Company, effective immediately. Mr. Jiewei Li was recommended to the Board by Mr. Yunfei Li prior to his departure, in recognition of Mr. Jiewei Li’s exceptional leadership, financial expertise and a deep commitment to the Company’s mission. The Board believed that he would be a valuable addition to the Board and play a critical role in supporting the Company’s future growth. The appointment did not include the designation of Chairman, and the Board will continue to operate without a designated Chairman until further action is taken. Mr. Jiewei Li’s term will expire at the 2025 Annual Meeting of Stockholders.

Mr. Jiewei Li has served as the Chief Financial Officer and Secretary of the Company since August 2023. Mr. Li has been the Company’s investor relations manager since 2021. Prior to joining the Company, from 2018 to 2021, Mr. Li worked at multiple fund management companies in China where he focused on structuring various investment products. Before that, from 2014 to 2018, he worked for several renowned American real estate developers in their fund management departments, responsible for capital market affairs. Mr. Li received a master’s degree in political and public administration from the Chinese University of Hong Kong in 2014.

Like other employee directors of the Company, Mr. Jiewei Li will not receive compensation for serving as a director of the Company, but he is entitled to reimbursements for reasonable expenses incurred in connection with attending the Company’s board meetings.

There is no family relationship that exists between Mr. Jiewei Li and any directors or executive officers of the Company. In addition, there are no arrangements or understandings between Mr. Jiewei Li and any other persons pursuant to which he was elected to the Board and there are no related party transactions between the Company and Mr. Jiewei Li that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBAK ENERGY TECHNOLOGY, INC.

Date: May 21, 2025	By:	/s/ Zhiguang Hu
Zhiguang Hu
Chief Executive Officer

2